Exhibit 99.1

For Immediate Release

Contacts:

Kronos:	Paul Lacy
(978) 947-4944
placy@kronos.com

Hellman & Friedman:	Steve Bruce
The Abernathy MacGregor Group
212-371-5999
sb@abmac.com

Kronos Announces Early Termination of Hart-Scott-Rodino Waiting Period in Connection With its
Acquisition by Hellman & Friedman

CHELMSFORD, Mass., April 20, 2007 — Kronos® Incorporated (NasdaqGS: KRON), a leading provider of human capital management solutions, today announced that the U.S. antitrust agencies have granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, effective April 17, 2007, in connection with the Company’s pending acquisition by Hellman & Friedman Capital Partners VI, L.P. and its related funds in a transaction valued at approximately $1.8 billion.

The transaction remains subject to the receipt of shareholder approval as well as the satisfaction of other previously disclosed closing conditions.  The transaction is expected to close in Kronos’ fiscal 2007 fourth quarter (corresponding to the third calendar quarter of 2007).

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About Kronos Incorporated

Kronos Incorporated empowers organizations around the world to effectively manage their workforce. At Kronos, we are experts who are solely focused on delivering software and services that enable organizations to reduce costs, increase productivity, improve employee satisfaction, and ultimately enhance the level of service they provide. Kronos serves customers in more than 50 countries through its network of offices, subsidiaries, and distributors. Widely recognized as a market and thought leader in managing the workforce, Kronos has unrivaled reach with more than 30 million people using a Kronos solution every day. Learn more about Kronos at www.kronos.com.

Important Additional Information Will Be Filed With the SEC

In connection with the proposed merger, on April 10, 2007, Kronos filed a preliminary proxy statement with the Securities and Exchange Commission, or the SEC.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. Investors and security holders will be able to obtain free copies of the definitive proxy statement, when available, and other documents filed with the SEC by Kronos through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the definitive proxy statement and other documents filed with the SEC from Kronos by contacting Kronos Investor Relations at 978-250-9800.

Kronos and its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the transactions contemplated by the merger agreement.  Information regarding Kronos’ directors and executive officers is contained in Kronos’ Annual Report on Form 10-K for the year ended September 30, 2006, as amended, and its proxy statement dated January 19, 2007, which are filed with the SEC. As of February 28, 2007, Kronos’ directors and executive officers beneficially owned approximately 1,187,844 shares, or 3.6%, of Kronos’ common stock.  You can obtain free copies of these documents from Kronos using the contact information set forth above.  Additional information regarding interests of such participants is included in the preliminary proxy statement on file with the SEC and will be included in the definitive proxy statement when it becomes available.

Safe Harbor For Forward-Looking Statements

Statements in this press release regarding the proposed transaction between Hellman & Friedman and Kronos, the expected timetable for completing the transaction, and any other statements about Hellman & Friedman or Kronos management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements.  Important factors that might cause such a difference include, but are not limited to:  the ability of Kronos to obtain shareholder approval of the merger, the possibility that the merger will not close or that the closing will be delayed, and other events and factors disclosed previously and described in Kronos’ Annual Report on Form 10-K for the year ended September 30, 2006, as amended, and its Quarterly Report on Form 10-Q for the Quarter ended December 30, 2006. Kronos disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.